EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (No. 333-146959) and the related Prospectus dated October 14, 2009 of Strategic Storage Trust, Inc. for the registration of 110,000,000 shares of common stock and to the incorporation by reference in Post-Effective Amendment No. 6 to the Registration Statement of: our report dated March 30, 2009 with respect to the consolidated balance sheets of Strategic Storage Trust, Inc. and Subsidiary as of December 31, 2008 and 2007, and the consolidated statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2008 and the period from August 14, 2007 (date of inception) through December 31, 2007, included in the Annual Report on Form 10-K filed with the SEC on March 30, 2009; our report dated February 10, 2009 with respect to the statement of revenue and certain operating expenses of the Manassas Property for the year ended December 31, 2007 contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on February 20, 2009; our report dated April 20, 2009 with respect to the statement of revenue and certain operating expenses of the Walton, Crescent Springs and Florence Properties for the year ended December 31, 2008 contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on April 30, 2009; our report dated August 11, 2009 with respect to the statement of revenue and certain operating expenses of Alpharetta Property and Marietta Property for the year ended December 31, 2008 contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on August 14, 2009; and to our report dated September 30, 2009 with respect to the statement of revenue and certain operating expenses of Erlanger Property and Florence II Property for the year ended December 31, 2008 contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on October 2, 2009.

Baltimore, Maryland
October 14, 2009

/s/ Reznick Group, P.C.